FY 2021 Executive Incentive Plan Mimecast Limited I Effective: April 1, 2020 Exhibit 10.42

FY 2021 Executive Incentive Plan Metrics & Weighting: 75% Net New ARR / 25% Non-GAAP Operating Income. Awards are interpolated between achievement percents (e.g., 102.5% NNARR achievement results in award of 105%). Each metric is capped at 150% of award quarterly; overall quarterly award payments are capped at 100% with any overachievement earned to be reconciled at year end. If the full year metric target is achieved, then any quarters that were paid at less than 100% will be paid out at target for that missed quarter and included in the Q4 award. Subject to the Mimecast Limited Policy for Recoupment of Executive Incentive Compensation (Clawback Policy). FY21 Payout Scale Net New ARR (NN ARR)- 75% of Incentive Achievement Award 75% 75% 80% 80% 85% 85% 90% 90% 95% 95% FY21 Target 100% 100% 105% 110% 110% 120% 115% 130% 120% 140% 125% 150% Non-GAAP Operating Income (OI)- 25% of Incentive Achievement Award 85% 50% 90% 67% 95% 83% FY21 Target 100% 100% 105% 117% 110% 133% 115% 150%